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                        DELMARVA POWER & LIGHT COMPANY
                                800 KING STREET
                                 P.O. BOX 231
                          WILMINGTON, DELAWARE 19899



HOWARD E. COSGROVE
     CHAIRMAN OF THE BOARD, PRESIDENT
     AND CHIEF EXECUTIVE OFFICER


                                                                May 10, 1994


             SUPPLEMENT TO PROXY STATEMENT DATED APRIL 22, 1994


To The Holders of Common Stock of
       Delmarva Power & Light Company:


       In its Proxy Statement dated April 22, 1994, Delmarva Power & Light Company (the "Company"), inadvertently failed to report, in accordance with the Proxy Rules of the Securities and Exchange Commission (the "Commission"), that it has one beneficial owner which holds in excess of 5% of the Common Stock of the Company. The following table sets forth the required information with respect to such beneficial owner:

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

       Name                             Amount
  and Address of                    and Nature of                   Percent of
 Beneficial Owner               Beneficial Ownership                  Class

Franklin Resources, Inc.
777 Mariners Island Boulevard
San Mateo, California 94403           3,126,250                        5.3%

The share ownership shown above is based on a Form 13G dated January 28, 1994, as amended on January 31, 1994, and filed with the Commission.

        Instructions to Stockholders:
        ----------------------------

        If you have already returned your proxy to the Company and you wish to change your vote based upon the information provided above, please date, sign and mail the enclosed proxy as promptly as possible in the enclosed return envelope.

        If you have not yet returned your proxy to the Company, please date, sign and mail either the enclosed proxy, or the proxy you received with the Proxy Statement dated April 22, 1994, as promptly as possible in the enclosed return envelope.

        If you have already returned your proxy to the Company and do not wish to change your vote, you need not do anything further to have your vote counted at the Annual Meeting to be held on May 26, 1994 at 11:00 A.M.

        Stockholders who are present at the Annual Meeting may withdraw their Proxies and vote in person if they so desire.


                                            Yours very truly,

                                            Howard Cosgrove
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